UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K


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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (date of earliest event reported): September 18, 1996

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                           Commission File No. 2-91762

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                         POLARIS AIRCRAFT INCOME FUND I


                        State of Organization: California
                   IRS Employer Identification No. 94-2938977
         201 Mission Street, 27th Floor, San Francisco, California 94105
                           Telephone - (415) 284-7400



















                       This document consists of 4 pages.


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Item 5.   Other Events

Viscount Air Services, Inc. (Viscount) Default

As discussed in Polaris Aircraft Income Fund I's (the Partnership's) Quarterly Report to the Securities and Exchange Commission on Form 10-Q (Form 10-Q) for the quarterly period ended June 30, 1996, GE Capital Aviation Services, Inc. (GECAS), on behalf of the Partnership, First Security Bank, National Association (formerly known as First Security Bank of Utah, National Association) (FSB), the owner/trustee under the Partnership's leases with Viscount (the Leases), Viscount, certain guarantors of Viscount's indebtedness and others executed in April 1996 a Compromise of Claims and Stipulation under Section 1110 of the Bankruptcy Code (the Compromise and Stipulation), which was subsequently approved by the Bankruptcy Court. The Compromise and Stipulation provided that in the event that Viscount failed to promptly and timely perform its monetary obligations under the Leases and the Compromise and Stipulation, without further order of the Bankruptcy Court, GECAS would be entitled to immediate possession of the aircraft for which Viscount failed to perform and Viscount would deliver such aircraft and all records related thereto to GECAS.

GECAS agreed to a rescheduling of Viscount's September rent obligations to allow Viscount to make a 25% payment on September 3, 1996, with any defaults to be cured on or before September 6, 1996. The remainder of the rents and all maintenance reserve obligations were to be paid on September 10, 1996, with any defaults to be cured on or before September 13, 1996. Viscount agreed to the proposed cure dates and waived any requirement for a notice of default to be sent. Viscount failed to make the rent and maintenance reserve payments on September 10, 1996 and asserted that it was entitled to various credits and offsets with respect to such obligations. GECAS disputed Viscount's assertions and notified Viscount that it was in default under the Leases and the Compromise and Stipulation. On September 18, 1996, GECAS (on behalf of the Partnership, Polaris Holding Company, Polaris Aircraft Income Fund II, Polaris Aircraft Income Fund IV and Polaris Aircraft Investors XVIII) (collectively, the Polaris Entities) and Viscount entered into a Stipulation and Agreement (the Stipulation and Agreement) by which Viscount agreed to voluntarily return all of the Polaris Entities' aircraft and engines, turn over possession of the majority of its aircraft parts inventory, and cooperate with GECAS in the transition of aircraft equipment and maintenance, in exchange for which, upon Bankruptcy Court approval of the Stipulation and Agreement, the Polaris Entities would waive their pre-and post-petition claims against Viscount for amounts due and unpaid.

The Stipulation and Agreement provides that upon the return and surrender of possession of the Partnership's three airframes and eight engines (two of which were spare engines), Viscount's rights and interests therein shall terminate. As of September 13, 1996, Viscount had returned (or surrendered possession of) two of the Partnership's airframes and seven of the Partnership's engines. One of the returned airframes (together with one installed engine) is currently in the possession of and being operated by Nations Air Express, Inc. (Nations Air), with whom the Partnership expects to negotiate the terms of a direct lease. Nations Air continues to make lease payments directly to the Partnership. Six of the seven returned engines are in the possession of certain maintenance facilities and will require maintenance work in order to be made operable. Viscount returned the Partnership's remaining airframe and one installed engine on October 1, 1996. The Partnership is currently evaluating the condition of the returned equipment in order to determine the cost of placing such equipment in airworthy condition and to determine whether such equipment should be marketed for sale or re-lease. GECAS, on behalf of the Polaris Entities, is evaluating the spare parts inventory to which Viscount relinquished possession in order to

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determine its condition and value, the portion allocable to the Partnership, and the Partnership's alternatives for the use and/or disposition of such parts.

The Stipulation and Agreement also provides that the Polaris Entities, GECAS and FSB shall release any and all claims against Viscount, Viscount's bankruptcy estate, and the property of Viscount's bankruptcy estate, effective upon entry of a final non-appealable court order approving the Stipulation and Agreement. Viscount's affiliates, Rock-It Cargo USA, Inc. and Riverhorse Investments, Inc., are expected to assume Viscount's engine finance sale note to the Partnership as provided under the Compromise and Stipulation. Payments are expected to begin October 31, 1996.

As discussed in the Partnership's June 30, 1996 Form 10-Q, the Partnership has recorded an allowance for credit losses of approximately $1.25 million for the aggregate unsecured receivables from Viscount. The line of credit, which was advanced to Viscount in 1994, was, in accordance with the Compromise and Stipulation, secured by certain of Viscount's trade receivables and spare parts. The pending Stipulation and Agreement releases the Partnership's claim against Viscount's trade receivables. As a result, in the Partnership's financial statements to be presented in the Partnership's Form 10-Q for the quarterly period ended September 30, 1996, the Partnership will record an additional allowance for credit losses of approximately $339,000, representing Viscount's outstanding balance of the line of credit. Payments received by the Partnership from the sale of the spare aircraft parts, if any, will be recorded as revenue when received.

The Partnership is currently evaluating these aircraft for potential re-lease or sale. As noted above, the Partnership expects to negotiate with Nations Air for a direct lease of the Partnership's aircraft Nations Air is currently operating. While the Partnership has not yet completed its evaluation of this equipment, it believes it is likely that very substantial maintenance and refurbishment costs will be required with respect to any equipment that the Partnership decides to re-lease rather than sell. If the Partnership decides to remarket all of the three aircraft for re-lease, maintenance and refurbishment costs may well exceed an estimated $3.2 million. A portion of these costs would likely be paid from the Partnership's current maintenance reserves. The balance would likely be paid from the Partnership's cash reserves and would be capitalized or expensed. Alternatively, with respect to any equipment that the Partnership decides to sell rather than re-lease, such sale would likely be made on an "as is, where is" basis, without the Partnership incurring substantial maintenance costs.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               POLARIS AIRCRAFT INCOME FUND I
                                               (Registrant)
                                               By:  Polaris Investment
                                                    Management Corporation,
                                                    General Partner




        October 4, 1996                   By:  /S/Marc A. Meiches
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                                               Marc A. Meiches
                                               Chief Financial Officer
                                               (principal financial officer and
                                               principal accounting officer of
                                               Polaris Investment Management
                                               Corporation, General Partner of
                                               the Registrant)

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